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                                                                    EXHIBIT 16.b

        For the period ended December 31, 1996, Baron Growth & Income Fund's performance was calculated based on the following:

(1)     Dividend Information
        ---------------------
        Dividend             Per Share         Per Share            No. of
        Ex                   Dividend          Reinvestment         Reinvested
        Date                 Amount            Price                Shares
        --------             ---------         ------------         ----------
        12/27/95             $ 0.142           $ 14.91              0.952
        12/27/96             $ 0.255           $ 18.73              1.374

(2)     Valuation Information:
        ----------------------
        Assuming $1,000 initial investment at inception at $10 per share (100 shares):

                             Total Shares      NAV                  Total
        Date                 Owned             Per Share            Value
        --------             ------------      ----------           -------
        12/31/95             100.952           15.11                1525.38
        12/31/96             102.326           19.04                1948.29

(3)     Calculation of Average Annual Total Return:
        --------------------------------------------
                                     'pp'n ERV
        Using the formula:  T =     [root] P    - 1

        assuming P  =  $1.000

        For the one year ended 12/31/96

               n      =     1.00000
               ERV    =     1.27724
               T      =    27.7%

        For the period 1/3/95 (commencement of operations)   -   12/31/96

               n      =     2.0000
               ERV    =     1.94829
               T      =    39.6%

(4)     Calculation of Actual Return
        ----------------------------
Assuming a $1,000 investment,

NAV per share at 01/03/95 = $10.00 at 100 shares                 Value = $1,000.

NAV per share at 12/31/95 = $15.11 at 100.952 shares (includes 0.952 reinvested shares) Value = $1525.38.

NAV per share at 12/31/96 = $19.04 at 102.326 shares (includes 0.952 + 1.374 reinvested shares) Value = $1948.29.

One Year
--------
Performance for the year ended 12/31/96 is 1948.29/1525.38 = +27.72%

Since Inception
----------------
Performance for the period 01/03/95 - 12/31/96 is 1948.29/1000 = +94.83%.